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                                                              Exhibit 10(l)


                            THE J. M. SMUCKER COMPANY
                      VOLUNTARY DEFERRED COMPENSATION PLAN


         The J. M. Smucker Company Deferred Compensation Plan (hereinafter referred to as the "Plan"), effective as of May 1, 2003, is hereby adopted and established by The J. M. Smucker Company, (hereinafter referred to as the "Company") and will be maintained by the Company for the purpose of providing benefits for certain employees as provided herein.

                                    ARTICLE I

                          ELIGIBILITY AND PARTICIPATION

         Section 1.1 The Company's Board of Directors has identified certain members of management who are highly compensated employees eligible to participate in the Plan and has provided such individuals with written notice of eligibility (each a "Participant").

         Section 1.2 The individuals described in Section 1.1 shall be eligible to participate in the Plan and may do so by filing a written election with the Company via the election to defer form attached to this Plan or by filing such other form approved by the Company. In the first year in which a Participant becomes eligible to participate in the Plan, the newly eligible Participant may make an election to defer compensation for services to be performed for the Company within 30 days after he or she becomes eligible. All other elections to defer payment of compensation must be made before the beginning of the calendar year for which the compensation is earned.

         Section 1.3 For each participant, the Company shall establish and maintain a separate deferred compensation account (the "Voluntary Deferral Account"). The amount of each Participant's compensation which is deferred pursuant to the election to defer form shall be credited to the Voluntary Deferral Account as of the date such compensation otherwise would be payable. Participants shall always be 100% percent vested in the balance in their Voluntary Deferral Account and any earnings and losses on such amounts. No amount shall actually be set aside for payment under the Plan, and the Voluntary Deferral Account and shall be maintained for record keeping purposes only. Any Participant to whom an amount is credited under the Plan shall be deemed a general, unsecured creditor of the Company.

         Section 1.4 Any Participant may defer all or any portion (up to the limits specified in Section 2.1 of this Plan) of his or her compensation otherwise earned by him or her for the calendar year beginning after the date of such election. Any amounts deferred shall be paid to the Participant only as provided in this Plan. Any Participant may change the amount of, or suspend, future deferrals with respect to compensation otherwise payable to him or her for calendar years beginning after the date of change or suspension. The election to defer shall be irrevocable as to the deferred compensation for the period for which the election is made.

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                                   ARTICLE II

                              DEFERRED COMPENSATION

         Section 2.1 Each Participant will have the right to defer up to fifty percent of his/her respective annual base salary and up to one hundred percent of his/her respective annual bonus award, and such amounts will be deemed contributed to the Participant's Voluntary Deferral Account. At the option of the Participant, as set forth in the deferred form and subject to the provisions of section 3.6 below, such amounts may be deferred until the Participant's retirement or for a term of three, five, or ten years. Annually, the Company will provide to each Participant an election to defer form which must be completed before the end of December in order to be effective for the subsequent calendar year's compensation.

         Section 2.2 All amounts credited under the terms of the Plan to the Voluntary Deferral Account maintained in the name of a Participant by the Company shall be credited with earnings or losses based upon the Participant's deemed investments made pursuant to the investment election form attached to this Plan. The investment vehicles available pursuant to this Plan are listed in Exhibit A attached to the Plan. Such earnings or losses shall continue to be credited to the balance in the Voluntary Deferral Account until the entire amount credited to the account has been distributed to the Participant or to the Participant's beneficiary in accordance with a beneficiary designation form delivered to the Company. The Company retains the right to change the available investment vehicles at its sole discretion. Participants will have the right to change deemed investment vehicles in accordance with administrative procedures adopted by the Company by completing a new investment election form.

                                   ARTICLE III

                                  DISTRIBUTION

         Section 3.1 For amounts deferred until retirement or termination of employment, on the first anniversary of the date on which a Participant's employment with the Company and all other related employers of the Company (as determined under Code Section 414) terminates for any reason, (other than death, Total Disability (as defined in the 1998 Equity and Performance Incentive Plan), or Change in Control Performance Incentive Plan), distribution of the amount credited to the Voluntary Deferral Account shall commence. The distributions will be in ten annual installments, and shall reflect any gains or losses in Participants Account in such manner as the Company shall determine. In the alternative, the Participant may select one of the alternatives set forth below. Selection of an alternative shall be made at the time the Participant first elects to participate in the Plan, and may be subsequently changed provided such new election is made at least 12 months prior to termination of employment. The alternative forms of distribution shall be:

                  (a) lump sum payable within 60 days of retirement or termination of employment; or

                  (b) substantially equal annual installments for not less than two and not greater than ten years. Distribution shall commence on the first anniversary of the date on which the Participant's employment with the Company and any other related employers of the Company (as determined under Code Section 414) terminates. Subsequent installments, if any, will be made on the each anniversary date following the date of the first installment. The final installment will be the balance of the Participant's Voluntary Deferral Account.


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         Section 3.2 Within 30 days following the date on which a Participant's employment with the Company and all other related employers of the Company (as determined under Code Section 414) terminates as a result of death, Total Disability, or Change in Control, the Company will distribute a lump sum of the amount credited to the Participant's Voluntary Deferral Account in accordance with this Plan.

         Section 3.3 If a Participant should die before distribution of the full amount of the Voluntary Deferral Account has been made to the Participant, any remaining amounts shall be distributed to the Participant's Primary Beneficiary by the method designated by the Participant in writing in the Beneficiary Designation form. If the Primary Beneficiary is no longer alive, then such amounts shall be distributed to the Participant's Secondary Beneficiary by the method designated by the Participant in the Beneficiary Designation form and if no designation has been made, in a lump sum distribution as soon as administratively feasible following such beneficiary's death. If a Participant has not designated a beneficiary, or if no designated beneficiary is living on the date of distribution, then, notwithstanding any provision herein to the contrary, such amounts shall be distributed to such Participant's spouse, or if deceased or none, then the Participant's children per stirpes, or if none, then to the Participant's estate, in a lump sum distribution as soon as administratively feasible following such Participant's death.

         Section 3.4 If, at any time following termination of employment, the value of a Participant's Voluntary Deferral Account is less than $10,000, the Company may elect to distribute such account balance in a lump sum payment regardless of the Participant's election.

         Section 3.5 Notwithstanding the above provisions, no amount may be distributed from the Plan if such amount would not be deductible under Code
Section 162(m), as determined by the Board of Directors in its sole discretion.

         Section 3.6 Anything herein to the contrary notwithstanding, if, at any time, a court or the Internal Revenue Service determines that an amount in a Participant's Voluntary Deferral Account is includable in the gross income of the Participant and subject to tax, the Board of Directors of the Company may, in its sole discretion, permit a lump sum distribution of an amount equal to the amount determined to be includable in the Participant's gross income.

                                   ARTICLE IV

                        AMENDMENT AND TERMINATION OF PLAN

         The Company, through the action of the Board or a committee designated by the Board, reserves the right to amend or terminate the Plan at any time. Any such termination shall be in writing and shall be effective when made. Notification to Participants of any amendment or termination shall be in writing and delivered by first class mail, addressed to each Participant at the Participant's last known address, or by other notice acknowledged in writing by the Participant. Any amounts credited to the Voluntary Deferral Account of any Participant shall remain subject to the provisions of the Plan and distribution will not be accelerated because of the termination of the Plan. No amendment or termination shall directly or indirectly reduce the balance of any Voluntary Deferral Account described in this Plan as of the effective date of such amendment or termination. No additional credits or contributions will be made to the Voluntary Deferral Accounts of the Participants under the Plan after termination of the Plan, but Voluntary Deferral Accounts of the Participants under the Plan will continue to fluctuate with investment



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gains and losses until all benefits are distributed to the participants or to their beneficiaries. Upon termination of the Plan, distribution of amounts credited to the Voluntary Deferral Accounts or of the Participants shall be made to the Participants or their beneficiaries in accordance with Article III of this Plan.


                                    ARTICLE V

                                CLAIMS PROCEDURE

         Section 5.1 For purposes of handling claims with respect to this Plan, the "Claims Reviewer" shall be the Company, unless another person or organizational unit is designated by the Company as Claims Reviewer.

         Section 5.2 An initial claim for benefits under the Plan must be made by the Participant or his or her beneficiary in accordance with the terms of the Plan through which the benefits are provided. Not later than 90 days after receipt of such a claim, the Claims Reviewer will render a written decision on the claim to the claimant, unless special circumstances require the extension of such 90-day period. If such extension is necessary, the Claims Reviewer shall provide the Participant or the Participant's beneficiary with written notification of such extension before the expiration of the initial 90-day period. Such notice shall specify the reason or reasons for such extension and the date by which a final decision can be expected. In no event shall such extension exceed a period of 90 days from the end of the initial 90-day period.

In the event the Claims Reviewer denies the claim of a Participant or the beneficiary in whole or in part, the Claims Reviewer's written notification shall specify, in a manner calculated to be understood by the claimant, the reason for the denial; a reference to the Plan or other document or form that is the basis for the denial; a description of any additional material or information necessary for the claimant to perfect the claim; an explanation as to why such information or material is necessary; and an explanation of the applicable claims procedure.

Should the claim be denied in whole or in part and should the claimant be dissatisfied with the Claims Reviewer's disposition of the claimant's claim, the claimant may have a full and fair review of the claim by the Company upon written request therefore submitted by the claimant or the claimant's duly authorized representative and received by the Company within 60 days after the claimant receives written notification that the claimant's claim has been denied. In connection with such review, the claimant or the claimant's duly authorized representative shall be entitled to review pertinent documents and submit the claimant's views as to the issues, in writing. The Company shall act to deny or accept the claim within 60 days after receipt of the claimant's written request for review unless special circumstances require the extension of such 60-day period. If such extension is necessary, the Company shall provide the claimant with written notification of such extension before the expiration of such initial 60-day period. In all events, the Company shall act to deny or accept the claim within 120 days of the receipt of the claimant's written request for review. The action of the Company shall be in the form of a written notice to the claimant and its contents shall include all of the requirements for action on the original claim.

In no event may a claimant commence legal action for benefits the claimant believes are due to the claimant until the claimant has exhausted all of the remedies and procedures afforded the claimant by this Article V.


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                                   ARTICLE VI

                                 ADMINISTRATION

         Section 6.1 The right of a Participant or the Participant's beneficiary to receive a distribution hereunder shall be an unsecured claim against the general assets of the Company, and neither a Participant nor his or her designated beneficiary shall have any rights in or against any amount credited to any Voluntary Deferral Accounts under this Plan or any other assets of the Company. The Plan at all times shall be considered entirely unfunded both for tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended. Any funds invested hereunder shall continue for all purposes to be part of the general assets of the Company and available to its general creditors in the event of bankruptcy or insolvency. Voluntary Deferral Accounts under this Plan and any benefits which may be payable pursuant to this Plan are not subject in any manner to anticipation, sale, alienation, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors of a Participant or a Participant's beneficiary. The Plan constitutes a mere promise by the Company to make benefit payments in the future. No interest or right to receive a benefit may be taken, either voluntarily or involuntarily, for the satisfaction of the debts of, or other obligations or claims against, such person or entity, including claims for alimony, support, separate maintenance and claims in bankruptcy proceedings.

         Section 6.2 The Plan shall be administered by the benefits committee or such other committee as designated by the Board of Directors of the Company. The committee administering the Plan shall have the authority, duty and power to interpret and construe the provisions of the Plan and the duty and responsibility of maintaining records, making the requisite calculations and disbursing the payments hereunder. The Board shall have the authority to determine and identify participants eligible to participate in the Plan.

         Section 6.3 Expenses of administration shall be paid by the Company. The committee administering the Plan shall be entitled to rely on all tables, valuations, certificates, opinions, data and reports furnished by any actuary, accountant, controller, counsel or other person employed or retained by the Company with respect to the Plan.

         Section 6.4 The committee administering the Plan shall furnish individual annual statements of accrued benefits to each Participant, or current beneficiary, in such form as determined by the administrator or as required by law.

         Section 6.5 The sole rights of a Participant or beneficiary under this Plan shall be to have this Plan administered according to its provisions, to receive whatever benefits he or she may be entitled to hereunder, and nothing in the Plan shall be interpreted as a guaranty that any funds in any trust which may be established in connection with the Plan or assets of the Company will be sufficient to pay any benefit hereunder. Further, the adoption and maintenance of this Plan shall not be construed as creating any contract of employment between the Company and any Participant. The Plan shall not affect the right of the Company to deal with any participants in employment respects, including their hiring, discharge, compensation, and conditions of employment.

         Section 6.6 The Company may from time to time establish rules and procedures which it determines to be necessary for the proper administration of the Plan and the benefits payable to an individual in the event that individual is declared incompetent and a conservator or other person legally charged with that individual's care is appointed. Except as otherwise provided



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herein, when the Company determines that such individual is unable to manage his or her financial affairs, the Company may pay such individual's benefits to such conservator, person legally charged with such individual's care, or institution then contributing toward or providing for the care and maintenance of such individual. Any such payment shall constitute a complete discharge of any liability of the Company and the Plan for such individual.

         Section 6.7 Each Participant shall keep the Company informed of his or her current address and the current address of his or her designated beneficiary. The Company shall not be obligated to search for any person. If such person is not located within three years after the date on which payment of the Participant's benefits payable under this Plan may first be made, payment may be made as though the Participant or his or her beneficiary had died at the end of such three-year period.

         Section 6.8 Notwithstanding any provision herein to the contrary, neither the Company nor any individual acting as an employee or agent of the Company shall be liable to any Participant, former Participant, designated beneficiary, or any other person for any claim, loss, liability or expense incurred in connection with the Plan, including without limitation, the investment performance of any deemed investments, unless attributable to fraud or willful misconduct on the part of the Company or any such employee or agent of the Company.

         Section 6.9 All questions pertaining to the construction, validity and effect of the Plan shall be determined in accordance with the laws of the United States, and to the extent not preempted by such laws, by the laws of the State of Ohio.



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                                    EXHIBIT A
                                       TO
                      VOLUNTARY DEFERRED COMPENSATION PLAN


         Deferred amounts may be tracked with investments in either (or a combination of):

              1.  Common shares of the Company; or

              2. Funds of Fidelity Management and Research Company or any of its affiliates, which are available as designated investments under the Company's 401 (k) plan.